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                                                                   EXHIBIT 10.23




June 3, 1999

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

A.   *Leased Premises (shown outlined in red on Exhibit A attached hereto):
      Suite: ___; Floor: ___; Building Address:
      ___________________________________________, ("Building");

B.  **Rentable Area: approximately 49,000 rentable square feet;

      Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord from time to time. Landlord's determination of Rentable Area shall be deemed correct for all purposes hereunder.

C.  **Building Expense Percentage: 74.81%

      [Gross rentable area of the Leased Premises (49,000 rentable square feet) divided by the total gross rentable area of the Building (65,500 rentable square feet)];

D. ***Minimum Annual Rent:

      Years 1 - 5             $840,350.04 per year;
      Years 6 - 10            $913,850.04 per year;

E. ***Monthly Rental Installments:

      Months 1 - 60           $ 70,029.17 per month;
      Months 61 - 120         $ 76,154.17 per month;

F.    Term: Ten (10) years and zero (0) months;

G.    Target Commencement Date: April 20, 2000;

H.    Security Deposit: $70,029.17;

I. Broker(s): Duke Realty Limited Partnership representing Landlord and Olympia Partners representing Tenant;

J.    Permitted Use: General office and warehouse purposes;

K.    Working Drawings Approval Date: See Exhibit B-3;
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L.    Address for payments and notices as follows:

            Landlord:          Duke Realty Limited Partnership
                               Attn: Property Management
                               8888 Keystone Crossing, Suite 1200
                               Indianapolis, IN  46240

            With Rental
            Payments to:       Duke Realty Limited Partnership
                               P.O. Box 66259
                               Indianapolis, IN 46266

            Tenant:            Pictorial, Inc.
            Before Completion  8081 Zionsville Road
            of Building:       Indianapolis, IN  46268
                               Attn:  Richard M. Rella, Vice President and Chief
                                      Financial Officer

           *After Completion   _______________________________
            of Building:       _______________________________
                               _______________________________

            With a copy to:    Primedia, Inc.
                               745 Fifth Avenue
                               New York, NY 10151
                               Attn:  Domenic Maggio, Vice President Real Estate

M.    Guarantor(s): Primedia, Inc.;

N. Landlord's Share of Operating Expenses: $5.00 per rentable square foot of the Leased Premises. Such amount includes an estimate of non-abated real estate taxes.

Section 1.02. Lease of Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord under the terms and conditions herein the Leased Premises.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term.

The term of this Lease shall be the period of time specified in Item F of the Basic Lease Provisions ("Lease Term") and shall commence on (i) the Target Commencement Date; or (ii) upon such later date as Substantial Completion (as hereinafter defined) of the Finish Work (hereinafter defined) is achieved; provided, however, that the Commencement Date shall not be extended as a result of any Tenant Caused Delays (as hereinafter defined) or Tenant requested change orders; or (iii) upon such earlier date as Tenant takes possession or commences use of the Leased Premises. The date of commencement as defined above, hereinafter called the "Commencement Date," shall be confirmed by Tenant in a letter of understanding acknowledging (i) the Commencement Date of this Lease,
(ii) the "Expiration Date", and (iii) that Tenant has accepted the Leased Premises.

Section 2.02. Construction.

A. Shell Work. The scope of the work for the shell improvements ("Shell Work") to be performed by Landlord is set forth in the preliminary plans and specifications and written descriptions thereto all of which are listed on the attached Preliminary Exhibit B-1. Landlord will prepare final plans and specifications and actual working drawings, which upon completion, shall be substituted and attached hereto as Exhibit B-1 ("Shell Plans and Specifications"). Landlord shall, at its sole cost and expense, construct in a good workmanlike manner all of the improvements and supply all work, labor, materials and equipment necessary to complete the Shell Work in accordance with the Shell Plans and Specifications, which shall include, without limitation, the installation of landscaping, parking lots, driveways and all improvements as shown on the Shell Plans and Specifications for the benefit of the Leased Premises.

B. Tenant Finish Improvements. Landlord agrees to perform and complete, at Landlord's sole cost and expense, the work on the tenant finish improvements for the Leased Premises ("Finish Work") in accordance with Tenant's preliminary space plans and specifications which are attached hereto as Preliminary Exhibit B-2, subject to events and delays due to causes beyond its


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      reasonable control. Final plans and specifications with respect to the
      Finish Work shall be substantially similar in scope to the work set forth in Preliminary Exhibit B-2 and shall be completed and mutually agreed to by Landlord and Tenant in accordance with the Project Schedule attached hereto as Exhibit B-3, but in no event later than June 21, 1999, which upon completion, shall be substituted and attached hereto as Exhibit B-2 ("Interior Plans and Specifications"). Moreover, the final plans and specifications with respect to the Finish Work shall include finish grades similar to those used in another building owned by Landlord in the vicinity commonly referred to as Woodland Corporate Center I located at 7602 Woodland Drive, Indianapolis, Indiana; excluding ceiling tile and security access system. In addition, Landlord and Tenant acknowledge and agree that CSO Architects, Engineers & Interiors, Inc. shall perform and complete, at Landlord's sole cost and expense, all space planning and construction drawing associated with the Finish Work as set forth in Final Exhibit B-2; provided, however, that supplemental design services, or excessive revisions to the plans and drawings shall be at Tenant's sole cost and expense. Tenant and Tenant's representative shall be permitted to review the space plans and construction drawings for both the Shell Work and Finish Work on three separate occasions; provided, however, that Tenant shall have no rights to cause any changes, modifications, or revisions to the Shell Work and Finish Work.

      Landlord and Tenant hereby agree that all work on any subsequent tenant finish improvements in the Leased Premises and any expansion space shall also be performed by Duke Construction Management, Inc. or an affiliate of Landlord (collectively "Construction Manager") which shall receive a construction management fee equal to the fair market rate for comparable tenant finish construction work, including quality, experience, reliability and availability of Construction Manager.

C. Project Design Schedule and Permits. The Shell Plans and Specifications and the Interior Plans and Specifications shall be designed and the Shell Work and Finish Work shall be constructed by Landlord in a good and workmanlike manner and in accordance with the Project Schedule attached hereto as Exhibit B-3. Landlord shall apply for and obtain as expeditiously as possible, at its sole cost and expense, all permits, licenses and certificates necessary for the construction and completion of the Shell Work and Finish Work.

D. Substantial Completion. The Leased Premises shall be deemed to be substantially completed ("Substantial Completion") at such time as Landlord shall certify in writing to Tenant that said Leased Premises have been completed in substantial accordance with the Shell Plans and Specifications and the Interior Plans and Specifications described above subject only to minor punch list items (i.e., such unfinished items as shall not impair Tenant's ability to use the Leased Premises in the manner intended by the Lease). In the event Landlord and Tenant do not agree upon the date of Substantial Completion, Landlord shall furnish Tenant with a Certificate of Substantial Completion from an independent architect within five (5) business days after Landlord's receipt of notice of disagreement. In the event of any dispute with respect to the date of Substantial Completion of the Leased Premises, Landlord and Tenant agree that Landlord's initial determination of such date shall be deemed correct unless and until otherwise shown by the architect's Certificate of Substantial Completion.

      If Substantial Completion of the Leased Premises has not occurred on or before April 20, 2000, and Landlord's failure to achieve such Substantial Completion is not the result of force majeure of any Tenant Caused Delay, Landlord shall be responsible for (i) in the event of a consensual holdover, payment of the holdover penalty portion of the monthly rental, defined in Tenant's existing lease dated August 29, 1989, as amended, with Trustee of the Mary A. Lange Trust U/A ("Existing Lease"), commencing on April 20, 2000 and continuing until the date of Substantial Completion (hereinafter referred to as "Holdover Rent"); and (2) and in the event of a non-consensual holdover, payment of Tenant's Holdover Rent plus payment of Tenant's reasonable attorneys fees actually incurred by Tenant in defending any litigation instituted as a result of Tenant's non-consensual holdover (hereinafter referred to as "Attorneys Fees"). In the event Tenant is required to holdover under the Existing Lease, Tenant agrees to use its best efforts to obtain the existing landlord's consent to such holdover and to take any other reasonable measures to minimize the Holdover Rent or Attorney Fees. In addition, if Substantial Completion has not occurred on or before May 20, 2000, and Landlord's failure to achieve such Substantial Completion is not the result of force majeure or any Tenant Caused Delay, Landlord shall be responsible for (i) the Holdover Rent as otherwise provided in this Lease; (ii) the Attorneys Fees as otherwise provided in this Lease; and (iii) one (1) day's Minimum Annual Rental abatement for each day of delay after May 20, 2000. Finally, if Substantial Completion has not occurred on or before June 20, 2000, and Landlord's failure to achieve Substantial Completion is not the result of force majeure or any Tenant Caused Delay, Tenant shall have the right to terminate this Lease by providing written notice to Landlord prior to the date of Substantial Completion. Upon such termination, both parties shall be released from further liability under this Lease, except for any obligation which either expressly or by its nature survives termination of this Lease. The


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      damages described herein Section 2.02D of this Lease shall be Tenant's sole remedy for Landlord's failure to deliver the Leased Premises as set forth above, and Tenant shall not be entitled to other damages (consequential or otherwise) as a result thereof.

E. Fixturing. Tenant shall have the right and privilege of going into the Leased Premises to complete interior decoration work and to otherwise prepare the Leased Premises for its occupancy, in accordance with the Project Schedule attached hereto as Exhibit B-3, subject to Tenant Caused Delays or any other events beyond Landlord's control, provided, however, that its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured so as not to unreasonably interfere with or delay other work of Landlord in the Leased Premises. Landlord shall have no liability whatsoever for any loss or damage to any of Tenant's fixtures, equipment or any other items brought into the Leased Premises prior to the Commencement Date. Notwithstanding the foregoing, all of the terms and conditions of this Lease will become effective upon Tenant taking possession of the Leased Premises for fixturing purposes as contemplated by this Section, except for payment of Minimum Annual Rent and Annual Rental Adjustment, which shall commence on the Commencement Date.

F. Tenant Caused Delays. Tenant Caused Delay or Delays shall include any delay caused by or resulting from the following or any combination of the following: (1) failure of Tenant to comply with the Project Schedule; (2) any change orders requested by Tenant; (3) failure of Tenant to timely or properly arrange its furnishings or be present for any scheduled walk-through of the Leased Premises; (4) failure of Tenant to cooperate with Landlord and respond promptly to any reasonable request of Landlord; or (5) Tenant's fixturing of the Leased Premises prior to the Commencement Date.

G. Change Orders. Tenant shall have the right to request in writing that Landlord make changes from time to time in the construction drawings for the Leased Premises and Landlord shall not unreasonably refuse to do so. Any additional cost associated with said changes shall be paid in cash by Tenant to Landlord as additional rent upon completion of such work. The cost to Tenant resulting from a change order and any delay in completion of the tenant finish improvements shall be quoted to Tenant by Landlord within three (3) business days after submission, provided, however, that in the event any change order relates to work which has not previously been contracted for, Landlord shall have up to five (5) business days to respond to Tenant. Landlord shall respond to Tenant's request for any change order as soon as is reasonably possible, and Tenant may then decide whether or not it desires to proceed with such change order. A construction management fee equal to ten percent (10%) of the sum of the sub-contractor's contract prices and the general conditions and overhead, which include but are not limited to, supervisory and permitting fees representing the total construction costs for such change order work.

H. Compliance. Landlord shall cause the construction of the Building and Leased Premises to be made in accordance with all applicable laws, rules, codes, ordinances and regulations, including the Americans With Disabilities Act and all applicable zoning and building ordinances and codes.

Section 2.03. Surrender of the Premises.

Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair. Tenant shall remove its personal property, computer equipment, wiring and cabling (including above ceiling) in the Leased Premises, at its sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing prior to the installation of the items so removed (excluding ordinary wear and tear damage). All Tenant property which is not removed within ten (10) days following Landlord's written demand therefore shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

Section 2.04.  Holding Over.

If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at One Hundred Twenty-five Percent (125%) of the Monthly Rental Installment and Annual Rental Adjustment for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. After expiration or earlier termination of the Lease, Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate. This Section 2.04 shall in no way constitute a consent by Landlord to any


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holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent.

Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without deduction or offset on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

Section 3.02. Annual Rental Adjustment Definitions.

A. "Annual Rental Adjustment" - shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

B. "Operating Expenses" - shall mean the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing as expressly provided herein, and maintaining the Building (including the Common Areas as defined below) in good condition and repair for a particular calendar year, including all additional costs and expenses which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been ninety-five percent (95%) occupied, including by way of illustration and not limitation: all Real Estate Taxes, as hereinafter defined, insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management or administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; maintenance and repair costs, dues, fees and assessments incurred under any covenants or owners association (the "Covenants"). There shall also be included in Operating Expenses the amortization of capital improvements (as such term is defined in accordance with generally accepted accounting principles "GAAP") that produce a net reduction in operating costs together with interest at the rate of twelve percent (12%) per annum on the unamortized balance thereof; and the cost or portion of any capital improvements (as such term is defined in accordance with GAAP) reasonably allocable to the Building together with interest at the rate of twelve percent (12%) per annum, made to the Building by Landlord after the date of this Lease which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. "Operating Expenses" shall not include any amount paid or incurred to an affiliate of Landlord or any of its agents in excess of the amount which would have been paid or incurred on an open market basis and on a competitive basis in the absence of such affiliations. Notwithstanding the foregoing, Landlord's costs and expenses for snow removal, janitorial and cleaning services, and insurance premiums shall be consistent with the fair market costs for such services or products in an open and competitive market including factors such as quality experience, reliability, and availability.

C. "Tenant's Proportionate Share of Operating Expenses" - shall be an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage times the Building Operating Expenses less (ii) Landlord's Share of Operating Expenses, provided that such amount shall not be less than zero.

D. "Real Estate Taxes" - shall include any form of real estate tax or assessment commercial rental tax or other similar charge or tax enacted or to be enacted by any applicable taxing authority (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes, which at Landlord's option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall said fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Notwithstanding the foregoing, Landlord shall exercise commercially reasonable efforts in determining whether to contest the validity or amount of Real Estate Taxes.

E. "Common Areas" - shall mean the areas of the Building and the land which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees

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      and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas.

F. Maximum Increase in Operating Expenses. Notwithstanding anything in this Lease to the contrary:

            (i) Uncontrollable Expenses. Tenant will be responsible for Tenant's Proportionate Share of real estate taxes, including the reasonable costs and expenses of contesting the validity or amount of real estate taxes; service payments in lieu of real estate taxes; insurance premiums; association dues; management or administrative fees; utilities; snow removal; janitorial services and any other expenses which Landlord shall determine within its reasonable discretion to be uncontrollable expenses ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time.

            (ii) Controllable Expenses. Tenant's obligation to pay all other Building Operating Expenses which are not Uncontrollable Expenses (herein "Controllable Expenses") shall be limited to five percent (5%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31 of the second full calendar year of the Lease Term.

G. Tax Abatement. Tenant desires to obtain and maintain tax abatement deductions for the Leased Premises, and shall make the payment of any and all application and other fees associated therewith. Tenant assumes and accepts the risk that its tax abatement application will not be successful. In the event Tenant proceeds with the filing of such application, Tenant shall prepare and file any required applications, forms, resolutions, agreements or other materials, whether for or on behalf of Tenant or Landlord. To permit Tenant to take the actions necessary to obtain and maintain property tax abatement deductions on the Leased Premises, Landlord shall (i) upon reasonable notice from Tenant, execute such tax abatement applications, forms, resolutions, agreements, and other materials; (ii) upon reasonable notice from Tenant, provide Tenant with information in its possession with respect to the Leased Premises necessary to prepare such applications, from, resolutions, agreements, and other materials; (iii) upon reasonable notice from Tenant, authorize Tenant to appear on behalf of Landlord at any public hearing related to obtaining or maintaining property tax abatement on the Leased Premises; and (iv) shall forward to Tenant promptly upon receipt any notice of assessment or change in assessment relating to the Leased Premises. Tenant further understands that it is responsible for any and all real property taxes accruing during the Lease Term with regard to the Leased Premises and agrees to indemnify and hold harmless Landlord from and against any and all losses, claims or damages resulting from Tenant's failure to comply with its obligations under this Section or under any agreement between Landlord and Tenant and the City of Indianapolis, Indiana with respect to tax abatement. Notwithstanding anything contained herein to the contrary, in the event Tenant is successful in obtaining a real estate tax abatement for the Leased Premises as a concession from the City of Indianapolis, Landlord hereby agrees to pass along the amount which is abated to Tenant as a credit against Tenant's Proportionate Share of Operating Expenses (as defined herein) or, to the extent such credit exceeds Tenant's Proportionate Share of Operating Expenses, as a credit against Tenant's Minimum Annual Rent.

H. Tenant Audit Rights. Tenant shall have the right, at Tenant's sole cost and expense, to inspect, at reasonable times and in a reasonable manner, during the one hundred eighty (180) day period following the delivery of Landlord's statement of the actual amount of the Annual Rental Adjustment, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant's failure to exercise its rights hereunder within said one hundred eighty (180) day period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of the Annual Rental Adjustment.

Section 3.03. Payment of Additional Rent.

In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as "Additional Rent" for the Leased Premises, commencing January 1, 2001 and continuing in each subsequent calendar year or partial calendar year, during the term of this Lease, an amount equal to the Annual Rental Adjustment for such calendar year. The Annual Rental Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment.

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Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year.

Section 3.04. Late Charges.

Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as defined by Citibank, N.A. or, if no longer in existence, such other nationally chartered bank or financial institution reasonably designated by Landlord) of interest ("Prime Rate") plus six percent (6%) per annum.

Notwithstanding the foregoing, in the event Tenant fails to timely pay any payment required herein, Landlord shall provide Tenant with written notice of such failure two (2) times during each successive twelve (12) month period of the Lease Term and Tenant shall have an additional five (5) days to cure such failure before Landlord shall assess any late charges described herein.

ARTICLE 4 - SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be with interest and may be commingled by Landlord. Notwithstanding the foregoing, Landlord agrees to pay Tenant interest on the Security Deposit at a rate of four percent (4%) per annum, which shall be paid to Tenant annually as a credit to Minimum Annual Rent. At the end of the Lease Term or the earlier termination thereof, provided that there is then no uncured default, Landlord shall return the Security Deposit to Tenant within thirty (30) days of Tenant vacating the Leased Premises.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use.

The Leased Premises shall be used by Tenant for the Permitted Use and for no other purposes without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with the Covenants and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises,
(iii) comply with and obey all reasonable directions of Landlord, including the Building Rules and Regulations attached hereto as Exhibit C and as may be modified from time to time by Landlord on reasonable notice to Tenant. Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other tenant's compliance. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03. Landlord's Rights Regarding Use.

In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas, each of which may be exercised without notice or liability to Tenant: (a) Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper; (c) Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times and upon reasonable prior notice (except in the case of emergency when no notice shall be required) for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable, provided, however, that any repairs made by Landlord shall be at Tenant's expense except as provided in Sections 7.01 and 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided.

Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for the Permitted Use or as may be required by law or directed by governmental authority:

(a) Heating, ventilation and air-conditioning between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays;

(b) Electrical current not to exceed seven (7) watts per rentable square foot (exclusive of HVAC);

(c)   Water in the Common Areas for lavatory and drinking purposes;

(d)   Automatic elevator service;

(e) Cleaning and janitorial service in the Leased Premises and Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming. Attached hereto as Exhibit D is Landlord's anticipated cleaning and janitorial specifications for the Building which are subject to change from time to time based upon Landlord's sole and absolute discretion;

(f)   Washing of windows at intervals reasonably established by Landlord;

(g) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting (Landlord's standard tenant finish improvements being described in Exhibit B) as required from time to time as a result of normal usage;

(h) Cleaning and maintenance of the Common Areas, including the removal of rubbish, ice and snow; and

(i)   Repair and maintenance to the extent specified elsewhere in this Lease.

In the event of utility deregulation, Landlord shall choose the utility service provider. All utilities and services provided by Landlord shall be charged by Landlord to Tenant at rates that would have been payable if such utilities and services had been directly billed by the utilities or service providers.

Section 6.02. Additional Services.

If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord reasonably determines are normally required by other tenants in the Building for the Permitted Use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other additional rent is due.

If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by that typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including equipment which modifies the Building's air-conditioning system. All reasonable costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

Section 6.03. Interruption of Services.

Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service and in the event restoration of service is within Landlord's control and Landlord negligently fails to restore such service within a reasonable time, thereby causing the Leased Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) by Tenant for the use permitted under this Lease for more than five (5) consecutive days after notice from Tenant to Landlord that such service has been interrupted and a reasonable opportunity for Landlord to restore such service, Minimum Annual Rent and Annual Rental Adjustment shall abate on a per diem basis for each day after such five (5) day period during which the Leased Premises remain untenantable. Notwithstanding the foregoing, Tenant shall also be entitled to exercise its remedies against Landlord in accordance with Section 13.03 of this Lease.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building.

Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair.

Section 7.02. Repair and Maintenance of Leased Premises.

Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all reasonable repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent, or as a part of Operating Expenses.

Section 7.03. Alterations.

Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing, which approval shall not be unreasonably withheld with respect to non-structural and non-mechanical alterations only. All alterations or improvements shall remain for the benefit of Landlord, provided, however, that Landlord may elect as a condition of granting its consent to any such alteration or addition subsequent to completion of Tenant's initial improvements set forth in Exhibit B-2, to require that Tenant, at Tenant's sole cost and expense, remove at the expiration or earlier termination of this Lease all or a portion of any such alteration or addition in the Leased Premises which are inconsistent with the initial construction performed by Landlord in accordance with Exhibit B-2 and repair any damage caused by the removal thereof. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

ARTICLE 8 - CASUALTY

Section 8.01. Casualty.

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing.

Section 8.02. Fire and Extended Coverage Insurance.

During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building, but shall not protect Tenant's personal property on the Leased Premises; and, notwithstanding the provisions of Section 9.01 and Section 9.03, neither party shall be liable for any damage to the other's property, regardless of cause, including the negligence of either party and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's all risk coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

ARTICLE 9 - LIABILITY INSURANCE

Section 9.01. Tenant's Responsibility.

Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in the Leased Premises, regardless of cause, except for any loss or damage from fire or other casualty as provided in
Section 8.03 and except for that caused directly by the sole negligence of Landlord or its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease.

Section 9.02. Tenant's Insurance.

Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies reasonably acceptable to Landlord, with the following minimum coverages:

(a)   Worker's Compensation: minimum statutory amount.

(b) Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

(c) All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

(d)   Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such

Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the reasonable cost thereof from Tenant.

Section 9.03. Landlord's Responsibility.

Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in
Section 8.02) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant within forty-five (45) days after possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord within fifteen (15) days after possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation as such is perceived in the general market place of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the Building. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease by giving Tenant thirty (30) days' prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises. In addition, Tenant agrees to pay to Landlord an amount equal to two percent (2%) of the gross rental value of any sublease entered into by Tenant and approved by Landlord.

Notwithstanding the foregoing and provided the Financial Guaranty executed by Primedia, Inc. remains in full force and effect, Tenant may assign this Lease or sublease all or part of the Leased Premises, without Landlord's consent, to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or is an affiliate, subsidiary or parent of Tenant, provided that the business reputation of the proposed assignee or subtenant are equal to or exceed those of Tenant and further provided that Tenant gives Landlord thirty
(30) days prior written notice of such assignment or sublease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building.

Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02. Subordination and Estoppel Certificate.

Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

Section 12.03. Notice. If act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until it has given written notice of such act or omission to each mortgagee and any superior lessor whose name and address previously shall have been furnished by Landlord to Tenant.

Section 12.04. Attornment and Non-Disturbance.

If any superior lessor or superior mortgagee shall succeed to the rights of Landlord under this Lease, whether by reason of foreclosure or enforcement of any mortgage or note, or by a conveyance in lieu thereof, or as a result of any other means (herein referred to as "Successor Landlord"), Tenant agrees to be bound to such Successor Landlord under all of the terms, covenants, and conditions of the Lease for the balance of the Lease Term thereof, including any extensions thereof permitted to Tenant, with the same force and effect as if Successor Landlord was Tenant's Landlord under the Lease, and Tenant does hereby attorn to and recognize Successor Landlord as Tenant's Landlord under the Lease and such attornment shall be self-operative and no further instrument of attornment shall be required. In confirmation of such attornment, Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.

Successor Landlord further agrees that if it obtains possession or title to the Building during the Lease Term, Successor Landlord shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease and Tenant shall, from and after the occurrence of the events set forth above, have the same remedies that Tenant might have had under the Lease against Landlord; provided; however, that Successor Landlord shall not be:

      a. liable to Tenant for damages for any act or omissions of Landlord under the Lease; or

      b. subject to any offsets, claims or defenses which Tenant might have against Landlord or against any prior landlord which arise prior to, or out of any events that occurred prior to, the date Successor Landlord obtains possession or title to the Building (except any offset or deduction expressly provided for in the Lease which amount is a sum certain expressly set forth in the Lease); or

      c. bound by any rent or additional rent or deposit, rental security or any other sums which Tenant may have paid to Landlord or any other landlord; or

      d. bound by any amendment or modification of the Lease made from and after the date of this Lease without Successor Landlord's prior written consent; or

      e. bound to the Tenant subsequent to the date upon which the Successor Landlord transfers its interest in the Building to any third party; or

      f. obligated or liable to Tenant with respect to the construction and completion of any improvements in the Building for Tenant's use, enjoyment or occupancy, except for the Shell Work and Finish Work identified in Exhibit B-1 and Exhibit B-2; or

      g. obligated or liable to Tenant for any moving, relocation or refurbishment allowance or any payment or allowance for improvements to the Building or any part thereof; or

      h. liable for the payment of any leasing commissions or other expenses for which Landlord or any prior landlord incurred the obligation to pay; or

      i. bound or liable to Tenant under any notice given by Tenant to Landlord or any prior landlord unless notice is also given simultaneously to Successor Landlord as required by the terms of this Lease; or

      j. personally liable for any obligations of Landlord under the Lease to which Successor Landlord succeeds;

      k. obligated to repair, replace, or restore the Leased Premises, the Building or any part thereof, beyond such repair, replacement, rebuilding, or restoration as can reasonably be accomplished from the net proceeds of insurance or any award actually received from any insurance carrier or governmental entity through a condemnation proceeding and made available to Successor Landlord.

Notwithstanding the foregoing, Tenant hereby agrees that any Successor Landlord which at any time hereafter becomes landlord under the Lease, shall be liable only for the performance of the obligations a landlord under the Lease which arise and accrue during the period of such Successor Landlord's ownership of the Building.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default.

The occurrence of any of the following shall be a "Default":

      (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due.

      In the event of a default under subparagraph (a) above, Landlord shall provide Tenant with written notice of such default two (2) times during each successive twelve (12) month period of the Lease Term and Tenant shall have an additional five (5) days to cure such default before Landlord shall declare a default or exercise its remedies herein.

      (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

      (c) Tenant shall fail to provide written notice to Landlord of its intent to vacate or abandon the Leased Premises or any substantial portion thereof, at least thirty (30) days prior to such vacation or abandonment for any period. Vacation or abandonment shall mean Tenant's absence from and failure to occupy the Leased Premises or any substantial portion thereof for a period of thirty
(30) days.

      (d) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

      (e) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

Section 13.02. Remedies.

Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

      (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

      (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value discounted at the Prime Rate then reported by Citibank, N.A. or, if no longer in existence, such other nationally chartered bank or financial institution reasonably designated by Landlord, of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, along with supporting documentation, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements and brokers' and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

      (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

      (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

Section 13.03. Landlord's Default and Tenant's Remedies.

Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

Section 13.04. Limitation of Landlord's Liability.

If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

Section 13.05. Nonwaiver of Defaults.

Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys' Fees.

If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby.

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

[Intentionally Omitted.]

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

Section 15.01. Environmental Definitions.

      A. "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

      B. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

Section 15.02. Compliance.

Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

Section 15.03. Restrictions on Tenant.

Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.04. Notices, Affidavits, Etc.

Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.05. Landlord's Rights.

Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

Section 15.06. Tenant's Indemnification.

Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including reasonable attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.07. Existing Conditions.

Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant.

This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law.

This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Guaranty.

In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Financial Guaranty of Lease executed by Primedia, Inc., a Delaware corporation, dated contemporaneously with this Lease.

Section 16.04. Force Majeure.

Landlord and Tenant (except with respect to any rent payment obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; abnormal weather conditions; or acts or omissions of governmental or political bodies.

Section 16.05. Examination of Lease.

Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 16.06. Indemnification for Leasing Commissions.

The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Landlord also acknowledges and agrees that Landlord is responsible for payment of certain leasing commissions to the Brokers identified in Section 1.01I pursuant to a separate written leasing agreement. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

Section 16.07. Notices.

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. Either party may change its address by giving written notice thereof to the other party.

Section 16.08. Partial Invalidity; Complete Agreement.

If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.09. Financial Statements.

During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent certified and audited financial statements prepared as of the end of Tenant's fiscal year. Notwithstanding the foregoing, Landlord agrees to accept the annual report containing a consolidated financial statement from Tenant's Guarantor, Primedia, Inc., so long as Primedia, Inc. remains Tenant's Guarantor under this Lease and that such consolidated financial statement shall satisfy Tenant's obligations under Section 16.09. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.10. Representations and Warranties.

The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 16.11. Moving Allowance.

Landlord shall provide Tenant with an allowance in an amount equal to Ninety-eight Thousand Dollars ($98,000.00) to be used by Tenant for costs associated with its moving and relocation to the Leased Premises ("Moving Allowance"). Landlord shall reimburse Tenant for such costs within thirty (30) days after receipt of a paid invoice from Tenant. Any unused portion of the Moving Allowance shall be remitted to Tenant within thirty (30) days of Tenant's request therefor.

Section 16.12. Right of First Offer.

Provided that (i) Tenant has not been in default hereunder at any time during the Lease Term, (ii) the creditworthiness of Tenant and Guarantor have not materially diminished since the date of execution of this Lease is then acceptable to Landlord, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and (iv) the current use of the Leased Premises is the same use identified in Section 1.01 of this Lease, Tenant shall have a continuous right of first offer to lease additional space located on the second floor of the Building consisting of approximately 16,125 rentable square feet and more specifically described in Exhibit A-1 ("Offer Space") as such space becomes available for leasing during the Lease Term. Before entering into a lease with a third party for any portion of the Offer Space, Landlord shall notify Tenant in writing of the availability of such space for leasing ("Landlord's Notice"). Tenant shall have seven (7) days from its receipt of Landlord's Notice to deliver to Landlord a written notice agreeing to lease such space on the terms and conditions contained in Landlord's Notice. In the event Tenant fails to notify Landlord of its agreement within said seven (7) day period, such failure shall be conclusively deemed a rejection of the offered portion of the Offer Space, whereupon Landlord shall be free to lease the offered portion of the Offer Space to a third party. The term for any portion of the Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for any portion of the Offer Space shall be three (3) years and the term for the original Leased Premises shall be extended, if necessary, to be coterminous with the term for any portion of the Offer Space. The Minimum Annual Rent for any portion of the Offer Space shall be equal to the rate which is then being quoted by Landlord to prospective new tenants for the offered portion of the Offer Space, excluding free rent and other concessions, provided, however, that in no event shall Tenant's Minimum Annual Rent per square foot for the offered portion of the Offer Space be less than the highest Minimum Annual Rent per square foot payable during the original Lease Term for the original Leased Premises. The Minimum Annual Rent for the original Leased Premises during any such extended term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings owned by Landlord in the vicinity, provided, however, that in no event shall the Minimum Annual Rent during such extended term be less than the highest Minimum Annual Rent payable during the original Lease Term for the original Leased Premises. In the event any portion of the Offer Space is leased to a third party in accordance herewith and subsequently becomes available for lease again, then this Right of First Offer shall remain in effect and the Offer

Space shall again be offered to Tenant in accordance herewith. It is understood and agreed that this Right of First Offer shall not be construed to prevent any tenant in the Building from extending or renewing its Lease.

Section 16.13. Option to Extend.

      A. Grant and Exercise of Option. Provided (i) Tenant has not been in default hereunder at any time during the Lease Term (the "Original Term"), (ii) the creditworthiness of Tenant and Guarantor have not materially diminished since the date of execution of this Lease, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises for the term immediately preceding the Extension Term (defined below), and (iv) the current use of the Leased Premises is the same use identified in Section 1.01J of this Lease, Tenant shall have the option to extend the Original Term for two (2) successive periods of five (5) years each (the "Extension Term(s)"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any and (ii) the Minimum Annual Rent shall be adjusted as set forth below (the "Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than twelve (12) months prior to the expiration of the Original Term or, if applicable, the Extension Term, written notice of Tenant's desire to extend the Original Term or, if applicable, the Extension Term. Tenant's failure to timely exercise such option shall waive it and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the applicable Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use by Landlord) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant's acceptance of the Rent Adjustment.

      B. Market Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings owned by Landlord in the vicinity, provided, however, that in no event shall the Minimum Annual Rent per square foot during any Extension Term be less than the highest Minimum Annual Rent per square foot payable during the immediately preceding term. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

Section 16.14. Signage.

Provided (i) Tenant is not in default hereunder; (ii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises for the Lease Term, and (iii) Tenant complies with all zoning and other municipal and county regulations, and (iv) subject to the continued availability of such Signs by the applicable zoning and other municipal and county governmental authorities, Tenant shall have the non-exclusive rights to erect, at Tenant's sole cost and expense, a sign identifying Tenant's business upon the exterior of the Building consistent with Exhibit B-4 attached hereto ("Exterior Sign" or "Signs") and a placard identifying Tenant's business consistent with Exhibit B-5 ("Placard" or "Signs") upon the Building's monument sign. Landlord and Tenant acknowledge and agree that the Building's monument sign shall be located in proximity of the front entrance of the Building and that the exact location of the monument sign shall be subject to Landlord's reasonable discretion ("Monument Sign"). The location, style and size of the Exterior Sign shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld or delayed. Tenant agrees to maintain, at Tenant's sole cost and expense, such Signs in first-class condition and in compliance with all zoning and building codes throughout the Lease Term. Upon expiration or early termination of the Lease Term, Tenant shall remove the Signs and repair all damage to the Building or Monument Sign caused thereby. Any language in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Signs or the rights granted herein.

Section 16.15. Contingency.

Landlord and Tenant hereby acknowledge and agree that this Lease shall be and is contingent upon Landlord successfully completing the acquisition of the Land described in Exhibit A-1 attached hereto. Landlord shall notify Tenant when this contingency has been satisfied.

Section 16.16. Parking.

Tenant shall have the right to use the surface parking lot located on the south-side of the Building during the Term of this Lease, and at no additional cost or expense to Tenant, consistent with the ratio of six and one half (6-1/2) unreserved parking spaces per each 1,000 rentable square feet of office space leased by Tenant and a total of thirty (30) additional unreserved parking spaces for Tenant's warehouse space . Tenant shall also have the right to use, at no additional cost, three (3) reserved parking spaces in a location to be reasonably determined by Landlord. Tenant's usage of said parking spaces shall not exceed the ratio or quantity defined above.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    DUKE REALTY LIMITED PARTNERSHIP,
                                    an Indiana limited partnership

                                    By:  Duke Realty Investments, Inc.,
                                           its General Partner

                                          By:___________________________________
                                                Chris Seger
                                                Vice President & General Manager
                                                Indiana Office Group



                                    TENANT:

                                    PICTORIAL, INC., an Indiana corporation

                                    By:_________________________________________
                                          Domenic Maggio
                                          Vice President, Real Estate



STATE OF _________________)
                          ) SS:
COUNTY OF ________________)

        Before me, a Notary Public in and for said County and State, personally appeared Domenic Maggio, by me known to be the Vice President, Real Estate, of Pictorial, Inc., an Indiana corporation, who acknowledged the execution of the foregoing "Office Lease" on behalf of said corporation.

        WITNESS my hand and Notarial Seal this _____ day of ______________________, 1999.

                                         _____________________________
                                         Notary Public
                                         ______________________________
                                         (Printed Signature)

My Commission Expires: ______________________

My County of Residence: _____________________

                              FIRST LEASE AMENDMENT

         THIS FIRST LEASE AMENDMENT (the "Amendment") is executed this 8th day of December, 2000, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and PICTORIAL INC., an Indiana corporation ("Tenant").

                              W I T N E S S E T H :

         WHEREAS, Duke Realty Limited Partnership, as predecessor in interest to Landlord, and Tenant entered into a certain lease dated May 27, 1999 (the "Lease"), whereby Tenant leased from Landlord's predecessor in interest certain premises consisting of approximately 49,000 rentable square feet of space (the "Original Premises") located in an office building commonly known as Woodland Corporate Park III, 7835 Woodland Drive, Suite 100, Indianapolis, IN 46278; and

         WHEREAS, to the best of Landlord's knowledge, no default exists on the part of Tenant under the Lease as of the date hereof; and

         WHEREAS, to the best of Tenant's knowledge, no default exists on the part of Landlord under the Lease as of the date hereof; and

         WHEREAS, Landlord and Tenant desire to expand the Original Premises by approximately 534 rentable square feet (the "Additional Space"). Collectively, the Original Premises and Additional Space shall hereinafter be referred to as the "Leased Premises";
and

         WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion and any other changes to the Lease;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

         1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

         2. Amendment of Article 1. Lease of Premises. Commencing on the Addition Space Commencement Date, as defined in Section 1.01.P, below, Section
1.01 of Article 1 of the Lease is hereby amended as follows:

         A. Leased Premises (shown cross-hatched on Amended Exhibit A attached hereto): Suite 100; Floors: 1st and 2nd ; Building
                  Address: Woodland Corporate Park III, 7835 Woodland Drive, Indianapolis, IN 46278

         B.       Rentable Area: approximately 49,534 rentable square feet;

         Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord from time to time. Landlord's determination of Rentable Area made in good faith shall conclusively be deemed correct for all purposes hereunder, including without limitation the calculation of Tenant's Building Expense Percentage and Tenant's Minimum Annual Rent.

         C.       Building Expense Percentage: 75.62%;

         D.       Minimum Annual Rent:

         Original Premises Rent:

         04/20/00 - 04/19/05                              $840,350.04 per year
         04/20/05 - 04/19/10                              $913,850.04 per year

         Additional Space Rent:

         02/01/01 - 1/31/04                               $  9,158.16 per year
         02/01/05 - 03/31/05                              $  1,526.36 (2 months)
         04/01/05 - 04/19/05                              $    483.36 (19 days)
         04/20/05 - 04/19/10                              $  9,959.16 per year

         Collectively, the Original Premises Rent and the Additional Space Rent shall be deemed the "Minimum Annual Rent".

         E.       Monthly Rental Installments:

         Original Premises monthly rental installments:

         04/20/00 - 04/19/05                              $ 70,029.17 per month
         04/20/05 - 04/19/10                              $ 76,154.17 per month

         Additional Space monthly rental installments:

         02/01/01 - 03/31/05                              $    763.18 per month
         04/01/05 - 04/19/05                              $    483.36 (19 days)
         04/20/05 - 04/19/10                              $    829.93 per month

         Collectively, the Original Premises monthly rental installments and the Additional Space monthly rental installments shall be deemed the "Monthly Rental Installments".

         I. Brokers: Duke-Weeks Realty Limited Partnership representing Landlord and CB Richard Ellis representing Tenant;

         L.       Addresses for payments and notices:

         Landlord:                  Duke-Weeks Realty Limited Partnership
                                    Attn:  Property Management
                                    600 East 96th Street, Suite 100
                                    Indianapolis, IN  46240

         With Payments to:          Duke-Weeks Realty Limited Partnership
                                    P.O. Box 66259
                                    Indianapolis, IN  46266

         Tenant:                    Pictorial Inc.
                                    c/o Bisys Fund Services, Inc.
                                    Attn: Mr. Todd Deavers
                                    3435 Stelzer Road
                                    Columbus, OH 43219-8026

         With a copy to:            The Bisys Group, Inc.
                                    Attn: General Counsel
                                    150 Clove Road
                                    Little Falls, NJ 07242


         O.       Target Additional Space Commencement Date: February 1, 2001

         P.       Additional Space Commencement Date:

         The "Additional Space Commencement Date" shall commence on the later of
         (i) February 1, 2001 or (ii) the earlier of (a) the date Tenant takes possession or commences use of the Additional Space for Tenant's business or (b) when the Additional Space is Substantially Complete (as hereinafter defined), provided, however, the Additional Space Commencement Date shall not be extended as a result of any Tenant Caused Delays (as hereinafter defined). Upon the Additional Space Commencement Date, Tenant shall execute a letter of understanding acknowledging (i) the Additional Space Commencement Date, and (ii) that Tenant has accepted the Additional Space. If Tenant takes possession of and occupies the Additional Space, Tenant shall be deemed to have accepted the Additional Space and that the condition of the Additional Space and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects.

         "Substantially Complete" shall mean the date on which (i) the Tenant Finish Improvements as defined in Section 2.02, below, have been completed in accordance with AMENDED EXHIBIT B-2, subject only to punchlist items, and (ii) Landlord has received a temporary or permanent certificate of occupancy for the Additional Space if a certificate of occupancy is required by the local governmental entity having jurisdiction over the Building.

         "Tenant Caused Delays" shall mean any delay caused by or resulting from the following or any combination of the following: (1) failure of Tenant to comply with the project schedule established by Landlord and agreed to by Tenant; (2) any change orders requested by Tenant for which Landlord, prior to the initiation of the same, indicates will cause a delay in the Substantial Completion Date; (3) failure of Tenant to timely or properly arrange to be present for any scheduled walk-through of the Additional Space; (4) failure of Tenant to cooperate with Landlord and respond promptly to any reasonable request of Landlord relative to the timely completion of the Tenant Finish Work; (5) Tenant's fixturing of the Additional Space prior to Landlord's turnover of possession of the Additional Space to Tenant which fixturing substantially interferes with Landlord's work provided that Landlord shall timely inform Tenant that said fixturing is interfering with Landlord's work; or (6) Tenant's failure to deposit with Landlord the Security Deposit, as set forth in Article 4 of the Lease.

         3. Amendment of Section 2.02. Construction. Tenant has personally inspected the Additional Space and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility except to perform and complete on or before January 31, 2001, the work on the tenant finish improvements in the Additional Space in accordance with Tenant's construction documents prepared by CSO Architects dated October 24, 2000, including the cover page and sheets 2A201 and 2A202, which have been mutually agreed upon by both Landlord and Tenant ("Tenant Finish Improvements") and, upon completion, attached hereto as AMENDED EXHIBIT B-2, subject to events and delays due to causes beyond its reasonable control. Landlord represents that the total cost of the Tenant Finish Improvements is Thirty Thousand Five Hundred Dollars ($30,500.00). Landlord agrees to provide an allowance for the direct costs of the Tenant Finish Improvements in the amount of Nine Thousand Six Hundred Twelve Dollars ($9,612.00) (the "Tenant Finish Allowance"). The Tenant Finish Allowance shall be used exclusively to construct and pay for the Tenant Finish Improvements in the Leased Premises and must be used prior to August 1, 2001. Tenant's failure to use any portion of the Tenant Finish Allowance prior to August 1, 2001 shall be deemed a forfeiture of such unused portion. Upon completion of the Tenant Finish Improvements, Tenant shall reimburse Landlord in the amount of Twenty Thousand Eight Hundred Eighty-eight Dollars ($20,888.00) (i.e., the difference between the total cost of the Tenant Finish Improvements and the Tenant Finish Allowance) within thirty (30) days of Landlord's written request therefor. In addition, Tenant shall be responsible for payment of the cost and expense of any improvements to the Leased Premises which exceed the scope of the Tenant Finish Improvements and shall pay the same to Landlord within thirty (30) days of Landlord's written request thereof. Upon written notice from Landlord, Tenant shall have the right and privilege of going onto the Additional Space to complete interior decoration work and to prepare the Additional Space for its occupancy, provided, however, that its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured so as not to interfere with other work of Landlord being carried on at the time; and provided further that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Additional Space except such loss or damage resulting directly from Landlord's gross negligence or willful misconduct. Tenant agrees that all work on the initial and any subsequent tenant finish improvements shall be performed by Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord which shall receive a fee as Landlord's construction manager or general contractor.

         4. Tenant's and Landlord's Representations and Warranties. The undersigned represent and warrant to each other that (i) each representing organization is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by each representing organization; and (iii) the individual executing and delivering this Amendment on behalf of each representing organization has been authorized to do so, and such execution and delivery shall bind such party. Each party, at the other party's request, shall provide the requesting party with evidence of such authority.

         5. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

         6. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

         7. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                          LANDLORD:

                                          DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
                                          an Indiana limited partnership

                                          By:  Duke-Weeks Realty Corporation,
                                               its general partner

                                               By:____________________________
                                                    Christopher Seger
                                                    Senior Vice President
                                                    Indiana Office


                                          TENANT:

                                          PICTORIAL INC., an Indiana corporation

                                          By:_________________________________

                                          Printed:____________________________

                                          Title:______________________________


STATE OF _________________ )
                           ) SS:
COUNTY OF ________________ )


         Before me, a Notary Public in and for said County and State, personally appeared ______________________, by me known and by me known to be the _________________________ of Pictorial Inc., an Indiana corporation, who acknowledged the execution of the foregoing "First Lease Amendment" on behalf of said corporation.

         WITNESS my hand and Notarial Seal this ______ of ___________________, 2000.

                                           ____________________________________
                                           Notary Public

                                           ____________________________________
                                           (Printed Signature)

My Commission Expires: __________________

My County of Residence: _________________




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